UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 11, 2004

NESS ENERGY INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Washington	000-10301	91-1067265
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4201 East Interstate 20, Willow Park, Texas 76087
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: 817-341-1477

(Former name, former address and former fiscal year, if changed since last report)

SECTION 2-FINANCIAL INFORMATION

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On October 11, 2004, the Registrant completed the acquisition of a company in Israel, by action of the Registrant’s subsidiary, as detailed under Item 8.01 herein.

At this time, necessary financial information is being collected regarding the acquisition.

Pending completion of the efforts needed to assemble the finacial information of this overseas business governed by foreign language and accounting issues, it is the preliminary conclusion of Management that the transaction is not one requiring report under this Item 2.01, but in the event this conclusion changes due to additional information, this will be amended accordingly.

SECTION 8- OTHER EVENTS

ITEM 8.01 OTHER EVENTS

On October 11, 2004, Management confirmed the completed execution and consumation of a previously circulated draft agreement on the subject of acquiring an interest in a company operating in Israel.

Specifically, a subsidiary of the Registrant, Ness Energy of Israel, Inc., purchased the ownership shares in Equital Management 1 Ltd., an Israeli company that is the owner of 90% of Modi’in Energy Management (1192) Ltd. and the owner of approximately 99% of Modi’in Energy Trusts Ltd. Modi’in Management is the general partner, and Modi’in Trusts is the limited partner, in the limited partnership Modi’in Energy, the participation units of which are listed for trade on the Tel Aviv Stock Exchange.

The buyer utilized shares of common stock in the Registrant to make the purchase, and other terms applied, all as more specifically set forth in the exhibit hereto, which is a copy of the purchase agreement, though dated in September as a draft, became the actual agreement and closing document as of October 11, 2004.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

Exhibits

Item	Description	Location
99	Agreement Regarding Purchase by Subsidiary as to Modi'in	Attached

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

NESS ENERGY INTERNATIONAL, INC.
(Registrant)

By: /s/ Sha Stephens, President
(Principal Executive Officer)
October 18, 2004